Exhibit 23.3

September 11, 2007

To the Board of Directors and the Stockholders
nCoat, Inc.

Re: Consent to Reference

To Whom It May Concern:

We hereby consent to the use of our reports with respect to the December 31, 2006 and 2005 financial statements of nCoat, Inc. in the Registration Statement on Form SB-2 for the registration of 64,018,593 shares. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Sincerely,

/s/ Devin D. Thorpe
Devin D. Thorpe
Managing Director

48 West Broadway, #1903N ● Salt Lake City, UT 84101
(801) 556-0879 ●  www.thorpecapital.com  ●devin@thorpecap.com